Exhibit 99.1

McAfee Reports Third Quarter and Nine Month 2020 Results

•	Total Revenue Grew 10 Percent and Consumer Revenue Grew 23 Percent Compared to Q3 2019
•	Significant Acceleration of Net New Core Direct to Consumer (“DTC”) Subscribers With Additional 2.4 Million Subscribers, Up 16 Percent Year-Over-Year
•	Operating Income for Consumer Grew $35 Million and for Enterprise Grew $40 Million Compared to Q3 2019
•	Double-Digit Adjusted EBITDA Growth Across Both Consumer and Enterprise Segments Compared to Q3 2019
•	Now Publicly Traded on NASDAQ Following October 2020 IPO

SAN JOSE – November 19, 2020 – McAfee Corp. (“McAfee,” or the “Company”) (NASDAQ: MCFE), the device-to-cloud cybersecurity company, today announced its financial results for the three and nine months ended September 26, 2020.

“We delivered strong third quarter results led by Consumer revenue growth of 23 percent year-over-year, expanding profitability, and strong cash flow generation which is a testament to our team’s execution. Through more than 30 years of leadership and innovation we have built a trusted global cybersecurity brand by seamlessly securing a consumer’s digital experience and defending many of the world’s largest organizations from sophisticated attacks and nation-state threats. The cybersecurity landscape has never been more intense and the need for our solutions is as important as ever. We are very excited to embark on this next leg of our journey as a public company,” said Peter Leav, McAfee’s President and Chief Executive Officer.

Financial Highlights for the Third Quarter of 2020 Compared to Prior Year Quarter

Revenue: Total net revenue for the quarter was $728 million, up 10 percent year-over-year. Consumer revenue was $395 million, reflecting 23 percent growth. Enterprise revenue for the quarter was $333 million, with the percentage of revenue from core Enterprise customers remaining above 80 percent of total Enterprise revenue.

Net Income: McAfee reported breakeven net income for the quarter.

Operating Income: Total operating income for the quarter was $128 million, reflecting 142 percent growth. Operating income margins more than doubled to 17.6 percent. Operating income for Consumer was $106 million, reflecting 49 percent growth. Operating income for Enterprise was $22 million, an increase of $40 million from the prior year period.

Adjusted EBITDA: Total adjusted EBITDA for the quarter was $265 million, reflecting 26 percent growth. Adjusted EBITDA margins expanded by 470 basis points to 36.4 percent. Adjusted EBITDA for Consumer was $181 million, reflecting 26 percent growth. Adjusted EBITDA for Enterprise was $84 million, reflecting 27 percent growth. Adjusted EBITDA margin for Enterprise also saw significant year over year improvement, coming in at 25.2 percent compared to 19.4 percent in the comparable period.

Unlevered Free Cash Flow: Net cash provided by operating activities was $464 million in the nine months ended September 26, 2020 compared to $285 million in the nine months ended September 28, 2019. Unlevered Free Cash Flow was $639 million for the nine months ended September 26, 2020 compared to $454 million for the nine months ended September 28, 2019.

Consumer KPIs: The market leading growth in McAfee’s Consumer business is attributable to solid business fundamentals, led by 16 percent year-over-year subscriber growth in Core DTC subscribers. McAfee ended the third quarter with 17.3 million Core DTC subscribers, adding over 2.4 million net new subscribers compared to the third quarter of 2019 and 669,000 net new subscribers during the past quarter alone. Consumer trailing twelve-month dollar retention rate was 100 percent for the third quarter, versus 96 percent in the comparable period last year. This marks the 12th consecutive quarter of positive quarter over quarter and year over year Core DTC subscriber growth.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

•	Consummated initial public offering of 37 million shares and used a portion of the net proceeds to pay down second lien debt of $525 million
•

Recent Consumer channel partnership highlights include an expanded relationship with one of the top 3 mobile service providers in North America offering our holistic protection to its tens of millions of customers; and an agreement with a leading telecommunications provider to broadly make available our secure home platform to its millions of broadband customers

•

McAfee has also expanded our relationship with Amazon. With an exclusive offer now available for Business Prime members, McAfee and Amazon Business Prime partnered to solve cyber security and IT resource challenges for small businesses

•	McAfee was recently named a Leader in the 2020 Gartner Magic Quadrant for Cloud Access Security Broker (or CASB), for the fourth year in a row
•

Hosted MPOWER, McAfee’s annual user conference virtually with our partners to recognize our customers’ success, demonstrate multiple new products, and deliver keynote presentations from industry leaders

Commenting on the Company’s financial results, Venkat Bhamidipati, McAfee’s CFO added, “At McAfee, we are committed to driving shareholder value by generating double-digit revenue growth at scale in our Consumer business, growing profitability across both of our segments, and driving solid Unlevered Free Cash Flow. We have also announced our intentions to pay out a quarterly dividend to our new public shareholders, and are targeting a longer-term leverage ratio below 3x of net debt to Adjusted EBITDA.”

Financial Outlook

McAfee provides the following expected financial guidance for the quarter ending December 26, 2020:

Total Revenue of $732 million to $742 million

Total Adjusted EBITDA of $254 million to $264 million

The financial outlook is subject to a number of important assumptions and risks referenced in the section entitled “Forward-Looking Statements” below, which investors should read carefully.

Webcast / Conference Call Details

In conjunction with this announcement, McAfee will host a webcast conference call today, November 19, 2020, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://ir.mcafee.com/investors. Investors and participants can access the conference call over the phone by dialing (833) 301-1122, or for international callers (631) 658-1012. The conference ID is 8669006.

Following the conference call, a replay of the webcast will be made available for 30 days on the Investor Relations page of the Company’s website at https://ir.mcafee.com/news-and-events/events.

Use of Non-GAAP Financial Information

In addition to McAfee’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, and unlevered free cash flow. Certain of these non-GAAP measures exclude equity-based compensation, depreciation and amortization expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) and loss, net and other costs we do not believe are reflective of our ongoing operations. McAfee believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. McAfee’s management team uses these non-GAAP financial measures in assessing McAfee’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements McAfee makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: the impact of the COVID-19 outbreak; our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; our ability to comply with anti-corruption, anti-bribery and similar laws; our ability to comply with governmental export and import controls and economic sanctions laws; the potential adverse impact of legal proceedings; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our ability to meet service level commitments under our customer contracts; the impact on our business and reputation if we are unable to provide high-quality customer support; our dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; our dependence on adequate research and development resources and our ability to successfully complete acquisitions; our dependence on the integrity and scalability of our systems and infrastructures; our reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our ability to protect our proprietary rights; the impact on our business if we are subject to infringement claim or a claim that results in a significant damage award; the risks associated with our use of open source software in our solutions, solution packages and subscriptions; our reliance on SaaS vendors to operate certain functions of our business; the risks associated with indemnity provisions in our agreements; the risks associated with liability claims if we breach our contracts; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of Brexit; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; the impact of the Tax Act; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; our management team’s limited experience managing a public company; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; and the impact of catastrophic events on our business. Given these factors, as well as other variables that may affect McAfee’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Presentation of Financial Measures

This press release presents historical results, for the periods presented, of Foundation Technology Worldwide LLC, the predecessor McAfee Corp. for financial reporting purposes (together with McAfee Corp., referred to as “McAfee” or the “Company”). The financial results of McAfee Corp. have not been included in this press release as it is a recently incorporated entity and had no material assets or liabilities and no material business transactions or activities during the periods presented. Accordingly, these historical results do not purport to reflect what the results of operations of McAfee Corp. or Foundation Technology Worldwide LLC would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this press release) and the opinions expressed in the Gartner Content are subject to change without notice.

About McAfee

McAfee is the device-to-cloud cybersecurity company. Inspired by the power of working together, McAfee creates consumer and business solutions that make the world a safer place.  www.mcafee.com

McAfee technologies’ features and benefits depend on system configuration and may require enabled hardware, software, or service activation. No computer system can be absolutely secure. McAfee® and the McAfee logo are trademarks of McAfee, LLC or its subsidiaries in the United States and other countries. Other marks and brands may be claimed as the property of others.

FOUNDATION TECHNOLOGY WORLDWIDE LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions except per unit data)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net revenue	$728	$662	$2,129	$1,953
Cost of sales	209	203	619	632
Gross profit	519	459	1,510	1,321
Operating expenses:
Sales and marketing	186	184	534	567
Research and development	88	96	274	289
General and administrative	62	72	200	195
Amortization of intangibles	55	55	165	168
Restructuring charges	—	(1)	9	14
Total operating expenses	391	406	1,182	1,233
Operating income	128	53	328	88
Interest expense and other, net	(73)	(76)	(223)	(219)
Foreign exchange gain (loss), net	(43)	43	(49)	44
Income (loss) before income taxes	12	20	56	(87)
Provision for income tax expense	12	29	25	68
Net income (loss)	$—	$(9)	$31	$(155)
Other comprehensive income (loss):
Gain (loss) on interest rate cash flow hedges, net of tax	$6	$(12)	$(75)	$(75)
Total comprehensive income (loss)	$6	$(21)	$(44)	$(230)
Net income (loss) per unit, basic	$—	$(0.02)	$0.08	$(0.41)
Net income (loss) per unit, diluted	$—	$(0.02)	$0.08	$(0.41)
Weighted-average units outstanding, basic	379.3	377.0	378.4	376.4
Weighted-average units outstanding, diluted	379.3	377.0	388.3	376.4

FOUNDATION TECHNOLOGY WORLDWIDE LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	As of September 26, 2020	As of December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$348	$167
Accounts receivable, net	311	409
Deferred costs	216	187
Other current assets	77	68
Total current assets	952	831
Property and equipment, net	154	171
Goodwill	2,431	2,428
Identified intangible assets, net	1,748	2,071
Deferred tax assets	59	55
Other long-term assets	209	232
Total assets	$5,553	$5,788
Liabilities, redeemable units, and deficit
Current liabilities:
Accounts payable and other current liabilities	$195	$196
Accrued compensation and benefits	150	209
Accrued marketing	105	94
Income taxes payable	13	15
Long-term debt, current portion	44	43
Lease liabilities, current portion	22	29
Deferred revenue	1,605	1,574
Total current liabilities	2,134	2,160
Long-term debt, net	4,698	4,669
Deferred tax liabilities	165	160
Other long-term liabilities	218	175
Deferred revenue, less current portion	661	718
Total liabilities	7,876	7,882
Commitments and contingencies
Redeemable units	41	—
Deficit:
Accumulated other comprehensive income (loss)	(137)	(62)
Members’ deficit	(873)	(647)
Accumulated deficit	(1,354)	(1,385)
Total deficit	(2,364)	(2,094)
Total liabilities, redeemable units, and deficit	$5,553	$5,788

FOUNDATION TECHNOLOGY WORLDWIDE LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Nine Months Ended September 26, 2020	Nine Months Ended September 28, 2019
Cash flows from operating activities:
Net income (loss)	$31	$(155)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	372	400
Equity-based compensation	25	19
Deferred taxes	3	13
Foreign exchange (gain) loss, net	49	(44)
Other operating activities	40	37
Change in assets and liabilities:
Accounts receivable, net	94	71
Deferred costs	(29)	(12)
Other assets	(10)	(61)
Other current liabilities	(12)	(27)
Deferred revenue	(26)	20
Other liabilities	(73)	24
Net cash provided by operating activities	464	285
Cash flows from investing activities:
Acquisitions, net of cash acquired	(5)	(2)
Additions to property and equipment	(32)	(37)
Other investing activities	(3)	(3)
Net cash used in investing activities	(40)	(42)
Cash flows from financing activities:
Proceeds from the issuance of Member units	2	—
Payment for the long-term debt due to third party	(33)	(56)
Proceeds from long-term debt	—	685
Payment for debt issuance costs	—	(6)
Distributions to Members	(200)	(1,081)
Other financing activities	(14)	(11)
Net cash used in financing activities	(245)	(469)
Effect of exchange rate fluctuations on cash and cash equivalents	2	(2)
Net increase (decrease) in cash and cash equivalents	181	(228)
Cash and cash equivalents, beginning of period	167	468
Cash and cash equivalents, end of period	$348	$240
Supplemental disclosures of noncash investing and financing activities and cash flow information:
Acquisition of property and equipment included in current liabilities	$(2)	$(6)
Distributions to Members included in liabilities	(5)	(4)
Cash paid during the period for:
Interest, net of cash flow hedges	(210)	(209)
Income taxes, net of refunds	(35)	(35)

FOUNDATION TECHNOLOGY WORLDWIDE LLC

UNAUDITED NON-GAAP FINANCIAL MEASURES

(in millions)

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this Quarterly Report on Form 10-Q, including adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin, and unlevered free cash flow and ratios based on these financial measures.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

Total Company

The following table presents a reconciliation of our adjusted operating income and adjusted EBITDA to our net income (loss) for the periods presented:

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income (loss)	$—	$(9)	$31	$(155)
Add: Amortization	107	116	330	353
Add: Equity-based compensation	6	7	25	19
Add: Cash in lieu of equity awards(1)	1	4	6	15
Add: Acquisition and integration costs(2)	2	6	6	18
Add: Restructuring and transition(3)	—	(1)	9	14
Add: Management fees(4)	2	2	6	6
Add: Implementation costs of adopting ASC Topic 606	—	—	—	4
Add: Transformation initiatives(5)	7	8	17	19
Add: Executive severance(6)	—	—	4	—
Add: Interest expense and other, net	73	76	223	219
Add: Provision for income tax expense	12	29	25	68
Add: Foreign exchange loss (gain), net	43	(43)	49	(44)
Adjusted operating income	253	195	731	536
Add: Depreciation	13	15	42	47
Less: Other expense	(1)	—	(1)	—
Adjusted EBITDA	$265	$210	$772	$583
Net revenue	$728	$662	$2,129	$1,953
Net income (loss) margin	—	(1.4)%	1.5%	(7.9)%
Adjusted operating income margin	34.8%	29.5%	34.3%	27.4%
Adjusted EBITDA margin	36.4%	31.7%	36.3%	29.9%

See Appendix A for an explanation of non-GAAP measures and other items.

Consumer Segment

The following table presents a reconciliation of our Consumer adjusted operating income and Consumer adjusted EBITDA to our Consumer operating income for the periods presented:

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Operating income — Consumer	$106	$71	$307	$198
Add: Amortization	63	63	188	191
Add: Equity-based compensation	2	1	11	3
Add: Cash in lieu of equity awards(1)	—	—	—	1
Add: Acquisition and integration costs(2)	2	2	6	6
Add: Restructuring and transition(3)	—	—	1	2
Add: Management fees(4)	1	—	1	1
Add: Implementation costs of adopting ASC Topic 606	—	—	—	1
Add: Transformation initiatives(5)	3	2	4	3
Add: Executive severance(6)	—	—	1	—
Adjusted operating income — Consumer	177	139	519	406
Add: Depreciation	4	5	15	17
Adjusted EBITDA — Consumer	$181	$144	$534	$423
Net revenue — Consumer	$395	$322	$1,132	$956
Operating income margin — Consumer	26.8%	22.0%	27.1%	20.7%
Adjusted operating income margin — Consumer	44.8%	43.2%	45.8%	42.5%
Adjusted EBITDA margin — Consumer	45.8%	44.7%	47.2%	44.2%

See Appendix A for an explanation of non-GAAP measures and other items.

Enterprise Segment

The following table presents a reconciliation of our Enterprise adjusted operating income and Enterprise adjusted EBITDA to our Enterprise operating income (loss) for the periods presented:

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Operating income (loss) — Enterprise	$22	$(18)	$21	$(110)
Add: Amortization	44	53	142	162
Add: Equity-based compensation	4	6	14	16
Add: Cash in lieu of equity awards(1)	1	4	6	14
Add: Acquisition and integration costs(2)	—	4	—	12
Add: Restructuring and transition(3)	—	(1)	8	12
Add: Management fees(4)	1	2	5	5
Add: Implementation costs of adopting ASC Topic 606	—	—	—	3
Add: Transformation initiatives(5)	4	6	13	16
Add: Executive severance(6)	—	—	3	—
Adjusted operating income — Enterprise	76	56	212	130
Add: Depreciation	9	10	27	30
Less: Other expense	(1)	—	(1)	—
Adjusted EBITDA — Enterprise	$84	$66	$238	$160
Net revenue — Enterprise	$333	$340	$997	$997
Operating income (loss) margin — Enterprise	6.6%	(5.3)%	2.1%	(11.0)%
Adjusted operating income margin — Enterprise	22.8%	16.5%	21.3%	13.0%
Adjusted EBITDA margin — Enterprise	25.2%	19.4%	23.9%	16.0%

See Appendix A for an explanation of non-GAAP measures and other items.

Adjusted Net Income and Adjusted Net Income Margin

The following table presents a reconciliation of our adjusted net income to our net income (loss) for the periods presented:

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net income (loss)	$—	$(9)	$31	$(155)
Add: Amortization of debt discount and issuance costs	5	5	14	13
Add: Amortization	107	116	330	353
Add: Equity-based compensation	6	7	25	19
Add: Cash in lieu of equity awards(1)	1	4	6	15
Add: Acquisition and integration costs(2)	2	6	6	18
Add: Restructuring and transition(3)	—	(1)	9	14
Add: Management fees(4)	2	2	6	6
Add: Implementation costs of adopting ASC Topic 606	—	—	—	4
Add: Transformation initiatives(5)	7	8	17	19
Add: Executive severance(6)	—	—	4	—
Add: Adjustment to provision for income taxes(7)	(1)	11	(16)	6
Adjusted net income	$129	$149	$432	$312
Net revenue	$728	$662	$2,129	$1,953
Net income (loss) margin	—	(1.4)%	1.5%	(7.9)%
Adjusted net income margin	17.7%	22.5%	20.3%	16.0%

See Appendix A for an explanation of non-GAAP measures and other items.

Unlevered Free Cash Flow

The following table presents a reconciliation of our unlevered free cash flow to our net cash provided by operating activities for the periods presented:

	Nine Months Ended September 26, 2020	Nine Months Ended September 28, 2019
Net cash provided by operating activities	$464	$285
Add: Interest payments	210	209
Less: Capital expenditures(1)	(35)	(40)
Unlevered free cash flow	$639	$454
Net cash used in investing activities	$(40)	$(42)
Net cash used in financing activities	$(245)	$(469)

(1)	Capital expenditures includes payments for property and equipment and capitalized labor costs incurred in connection with certain software development activities.

FOUNDATION TECHNOLOGY WORLDWIDE LLC

APPENDIX A

EXPLANATION OF NON-GAAP MEASURES AND OTHER ITEMS

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted operating income for the total Company as net income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense, interest expense and other, net, provision for income tax expense, foreign exchange (gain) loss, net, and other costs that we do not believe are reflective of our ongoing operations. We define adjusted operating income for our Consumer and Enterprise segments as segment operating income (loss), excluding the impact of amortization of intangible assets, equity-based compensation expense and other costs attributable to the segment that we do not believe are reflective of the segment’s ongoing operations. We present this reconciliation of adjusted operating income (loss) to operating income for Consumer and Enterprise segments because operating income (loss) is the primary measure of profitability used to assess segment performance and is therefore the most directly comparable GAAP financial measure for our operating segments. Adjusted operating income margin is calculated as adjusted operating income divided by net revenue. We define adjusted EBITDA as adjusted operating income, excluding the impact of depreciation expense and other non-operating costs. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Adjusted Net Income and Adjusted Net Income Margin

We define adjusted net income as net income (loss), excluding the impact of amortization of intangible assets, amortization of debt issuance costs, equity-based compensation expense, other costs, and certain non-recurring tax benefits and expenses that we do not believe to be reflective of our ongoing operations and the tax impact of these adjustments. Adjusted net income margin is calculated as adjusted net income divided by net revenue.

Adjustments for Adjusted Operating Income, Adjusted EBITDA, and Adjusted Net Income

Below are additional information to the adjustments for adjusted operating income, adjusted EBITDA, and adjusted net income:

(1)

As a result of the Sponsor Acquisition, cash awards were provided to certain employees who held Intel equity awards in lieu of equity in Foundation Technology Worldwide LLC. In addition, as a result of the Skyhigh acquisition, cash awards were provided to certain employees who held Skyhigh equity awards in lieu of equity in Foundation Technology Worldwide LLC and vest over multiple periods based on employee service requirements. As these rollover awards reflect one-time grants to former employees of the Predecessor Business and Skyhigh Networks in connection with these transactions, and the Company does not have a comparable cash-based compensation plan or program in existence, we believe this expense is not reflective of our ongoing results.

(2)

Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs.

(3)

Represents both direct and incremental costs associated with our separation from Intel, including standing up our back office and costs to execute strategic restructuring events, including third-party professional fees and services, transition services provided by Intel, severance, and facility restructuring costs.

(4)

Represents management fees paid to certain affiliates of our Sponsors and Intel pursuant to the Management Services Agreement. The Management Services Agreement has been terminated subsequent to the IPO and we paid a one-time fee of $22 million to such parties in October 2020.

(5)

Represents costs incurred in connection with transformation of the business post-Intel separation. Also includes the cost of workforce restructurings involving both eliminations of positions and relocations to lower cost locations in connection with MAP and other transformational initiatives, strategic initiatives to improve customer retention, activation to pay and cost synergies, inclusive of duplicative run rate costs related to facilities and data center rationalization.

(6)	Represents severance to be paid for executive terminations not associated with a strategic restructuring event.
(7)

Represents the tax impact of all of the above adjustments, as well as excluding the non-recurring tax benefits and expenses related to changes resulting from tax legislation, the assessment or resolution of tax audits or other significant events.

Unlevered free cash flow

We define unlevered free cash flow as net cash provided by operating activities add interest payments less capital expenditures. We consider unlevered free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Contacts

Investor Relations Contact:

Chris Mammone

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